2013 Third-Quarter Results October 17, 2013 EXHIBIT 99.3

2 Introduction ● Unless otherwise stated, we will be talking about results for the third quarter of 2013 and comparing them to the same period in 2012 ● References to PMI volumes refer to PMI shipments ● Industry volume and market shares are the latest data available from a number of internal and external sources ● Organic volume refers to volume excluding acquisitions ● Net revenues exclude excise taxes ● Operating Companies Income, or “OCI”, is defined as operating income before general corporate expenses and the amortization of intangibles. OCI growth rates are on an adjusted basis, which excludes asset impairment, exit and other costs ● Data tables showing adjustments to net revenues and OCI for currency, acquisitions, asset impairment, exit and other costs, free cash flow calculations, adjustments to EPS, and reconciliations to U.S. GAAP measures are at the end of today’s webcast slides, which are also posted on our web site

3 Forward-Looking and Cautionary Statements ● This presentation and related discussion contain forward-looking statements. Achievement of projected results is subject to risks, uncertainties and inaccurate assumptions, and PMI is identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by PMI ● PMI’s business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI’s future profitability may also be adversely affected should it be unsuccessful in its attempts to produce products with the potential to reduce the risk of smoking-related diseases; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent ● PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2013. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations

Q3, 2013: Improved Adjusted Diluted EPS Growth Rate 4 8.8 0.7 10.9 0 12 Q1 Q2 Q3 Adjusted Diluted EPS Growth Rates(a) (%) (a) Excluding currency Source: PMI Financials 2013

Q3, 2013: Continued Market Share Growth Momentum Outside of Asia 5 9.2 9.3 Q3 2012 Q3 2013 Total Marlboro Market Share (%)(b) Regional PMI Market Shares (%) (a) Excluding China (b) Excluding China, the Philippines and the USA Source: PMI estimates +0.1pp Q3 2012 Q3 2013 Q3 2012 Q3 2013 Q3 2012 Q3 2013 Q3 2012 Q3 2013 38.1 38.3 EU EEMA Asia(a) LA&C 24.9 25.0 28.1 25.2 37.3 37.6 +0.3pp (2.9)pp +0.1pp +0.2pp

Q3, 2013: Strong Pricing and Improved Margins 6 (a) Excluding currency Source: PMI Financials 488 1,337 1,518 YTD Sept 2012 YTD Sept 2013 46.3% 45.2% 45.8% 47.5% 2012 2013 2012 2013 Pricing Variance ($ million) Adjusted OCI Margin(a) Q3 H1 Q3

Source: PMI forecasts and PMI Financials ● Anticipate a strong fourth quarter ● July reported diluted EPS guidance for 2013 was $5.43 to $5.53 ● Today’s guidance includes: - Two additional cents in unfavorable currency, at prevailing exchange rates, bringing the full-year impact to 33 cents - Approximately three cents for a fourth-quarter charge related to our previously announced restructuring program - One cent charge related to the American Taxpayer Relief Act, reported in Q1, 2013 - A cautious outlook regarding certain markets ● Today’s reported diluted EPS guidance for 2013 is $5.35 to $5.40, compared to $5.17 in 2012 ● Excluding currency and charges, our guidance represents a growth rate of approximately 10%, compared to the adjusted diluted EPS of $5.22 in 2012 7 2013 EPS Guidance

(5.4)% (8.0)% (10.6)% EU Region: Moderating Cigarette Industry Volume Decline 8 10.2 10.4 10.5 10.7 10.9 10.9 10.9 Q1 Q2 Q3 Q4 Q1 Q2 Q3 EU Unemployment (%)(a) (a) Seasonally adjusted (b) July – August Source: Eurostat and PMI estimates Total Cigarette Industry Volume Decline (2013 vs. PY) Q1 Q2 Q3 2012 2013 (b)

13.4 14.4 YTD Sept 2012 YTD Sept 2013 Note: Fine cut includes Make Your Own (MYO), MYO volume tobacco and Roll Your Own (RYO) Source: PMI estimates EU Region: Strong Share Momentum 39.5 35.8 53.0 35.6 30.3 6.7 40.2 36.0 53.3 35.9 31.2 7.1 0 20 France Germany Italy Poland Spain UK PMI Fine Cut Share (%) 9 PMI Cigarette Shares (%) +1.0pp +0.7pp +0.2pp +0.3pp +0.3pp +0.9pp +0.4pp YTD Sept, 2012 YTD Sept, 2013 55 10 25

6.5 6.9 +0.4pp Source: PMI estimates EU Region: Strong Share Momentum 18.7 18.8 EU Region Cigarette Shares (%) 3.9 4.0 1.7 1.9 Q3 2012 Q3 2013 +0.1pp +0.1pp +0.2pp Marlboro L&M Chesterfield Philip Morris Q3 2012 Q3 2013 Q3 2012 Q3 2013 Q3 2012 Q3 2013 10

EU Region: Tobacco Products Directive ("TPD") 11 ● European Parliament Plenary Session amended the proposal as follows: - 65% health warning (vs. 75% proposed) - Flavored cigarettes, such as menthol, banned after a transition period of 5+ years - Slim cigarettes permitted - E-cigarettes to be regulated under TPD

EU Region: Tobacco Products Directive ("TPD") 12 ● European Parliament Plenary Session amended the proposal as follows: - 65% health warning (vs. 75% proposed) - Flavored cigarettes, such as menthol, banned after a transition period of 5+ years - Slim cigarettes permitted - E-cigarettes to be regulated under TPD ● PMI welcomes these marginal improvements, but regrets the vote to ban an entire segment of the legal market, the failure to provide a comprehensive framework for reduced harm products, the continued inclusion of oversized health warnings, restrictions on pack formats, and an unworkable and discriminatory anti-illicit trade solution

EU Region: Tobacco Products Directive ("TPD") 13 ● European Parliament Plenary Session amended the proposal as follows: - 65% health warning (vs. 75% proposed) - Flavored cigarettes, such as menthol, banned after a transition period of 5+ years - Slim cigarettes permitted - E-cigarettes to be regulated under TPD ● PMI welcomes these marginal improvements, but regrets the vote to ban an entire segment of the legal market, the failure to provide a comprehensive framework for reduced harm products, the continued inclusion of oversized health warnings, restrictions on pack formats, and an unworkable and discriminatory anti-illicit trade solution ● Final text of TPD still has to be agreed between the European Parliament, the European Council of Ministers and the European Commission. Adoption is expected before year-end or in Q1, 2014 ● Transposition into national legislation 18-24 months thereafter

Note: MRSP stands for Maximum Retail Selling Price. VAT stands for Value Added Tax Source: PMI estimates, PMI forecasts, PMI Financials and Nielsen Russia: Lower Volume but Higher Profitability 14 ● PMI increased its prices by RUB 4/pack in June/July on most brands ● Cigarette industry volume declined by an estimated 9% in Q3, 2013. Full-year decline expected to be about 7-8% ● Parliament performing very well in the above premium segment ● Profitability ex-currency increased at a double-digit rate in Q3, 2013 26.2 26.1 YTD Aug 2012 YTD Aug 2013 Excise Tax Structure (2013-2016) PMI Market Share (%) 2013 2014 2015 2016 Ad Valorem Excise Tax (% of MRSP) 8.0% 8.5% 9.0% 9.5% Specific Excise Tax (RUB/000) 550 800 960 1,200 Minimum Excise Tax (RUB/000) 730 1,040 1,250 1,600 VAT (Nominal) 18% 18% 18% 18%

(a) Includes super-low Source: PMI estimates, PMI forecasts and Nielsen Turkey: Strong PMI Fundamentals 15 ● Cigarette industry volume declined by an estimated 5% in Q3, 2013 ● Our full-year forecast is for an industry volume decline of around 7-8% ● Strong performance of Parliament in premium and Muratti in mid-price segment ● Successful launch of Chesterfield: 1.2% market share in August 2013 20.9 19.9 6.7 6.9 18.4 19.3 46.0 46.1 QTD Aug 2012 QTD Aug 2013 Premium PMI Market Share (%) Low(a) Mid

(a) QTD August Note: The term adult refers to Legal Age (minimum 18) – 64 year old smokers Source: PMI estimates, PMI Market Research, Nielsen and the Philippines Bureau of Internal Revenue 0.2 0.6 0.7 1.0 1.2 1.2 1.3 1.4 1.5 1.9 2.5 2.2 2.2 2.3 2.6 2.8 Jan Feb Mar Apr May Jun Jul Aug Philippines: Under-Declaration by Main Local Competitor Remains the Key Issue 16 ● Tax-paid industry volume in Q3, 2013, declined by 6.7% ● Adult cigarette consumption essentially stable ● Volume declared by our main local competitor for excise tax and VAT purposes has increased, but we estimate it represents less than half actual sales ● Mighty brand still retails at an economically unsustainable level of 1 Peso per cigarette ● We continue to balance the volume and profitability equation but, until the authorities address the issue decisively, the Philippines will remain a significant challenge 49.6 49.9 50.8 49.8 H2 2012 Q1 Q2 Q3 13.3 12.4 12.5 12.9 H2 2012 Q1 Q2 Q3 2013 Adult Smoking Incidence (%) Adult Daily Consumption (Avg. cigarettes per day) 2013 Main Local Competitor Volume (units billion) Declared Volume Estimated Volume (a) (a) 2013

Source: Tobacco Institute of Japan and PMI forecasts Japan: Moderate Industry Volume Decline but Market Share under Pressure ● Cigarette industry volume down by 1.2% in Q3, 2013. On track to decline by about 2% for the full year ● Two key objectives: - Reinforce our leadership in the growing menthol segment - Improve our performance in the larger non-menthol segment ● Marlboro Clear launched in September ● Consumption tax to increase from 5% to 8% next April 11.0 12.5 12.2 12.2 24.0 27.5 26.9 26.5 Q3 2010 Q3 2012 Q2 2013 Q3 2013 PMI Market Share (%) Marlboro Other Total PMI 17

Source: PMI estimates and PMI forecasts 3.5% 1.4% 0.3% (7.6)% Premium Mid Total Indonesia: Slower Industry Volume Growth but PMI Gaining Share 18 ● Economic slowdown and increased cost of basic foods and fuel ● Cigarette industry volume up by 0.3% in Q3, 2013. Forecast for full-year growth of about 2% ● Growing adult consumer preference for machine-made kreteks ● Regular price increases have now fully offset January excise tax increase and higher clove costs ● Loophole closed whereby large manufacturers could spread their production volume across sister companies and benefit from lower excise tax rates 4.9 5.4 14.2 14.8 8.1 6.7 3.4 4.3 36.2 36.6 Q3 2012 Q3 2013 Dji Sam Soe Marlboro U Mild Sampoerna A Other Total PMI Industry Volume Variance by Price Segment (Q3, 2013 vs. PY) Low PMI Market Share (%)

Business Development: Mexico and Algeria 19 Mexico ● Purchase of remaining 20% interest closed in September for $703 million ● Marginally accretive as of the fourth quarter this year Algeria ● Purchase of 49% stake in Arab Investors-TA closed in September for $625 million ● Expected to be accretive as of 2014 (a) YTD September Source: PMI estimates Mexico Market Share(a) Algeria Market Share(a) 40% 12mm Sept, 2013 Volume: 30 billion units PMI 73% PMI 12mm Sept, 2013 Volume: 34 billion units

Strong Focus on Shareholder Returns 20 ● Free cash flow up strongly in the quarter ● Dividend increased by 10.6% in September to an annualized rate of $3.76 per share; more than double the rate at the time of the spin ● Target dividend payout ratio remains 65% ● Our dividend yield is currently around 4.4% ● $1.5 billion spent in Q3, 2013, on share repurchases ● Since the spin through September 2013, we have repurchased 539 million shares, representing 25.6% of the shares outstanding at the time ● Very solid balance sheet and commitment to single A credit rating Note: Free cash flow is defined as net cash provided by operating activities less capital expenditures Source: PMI Financials

Source: PMI Financials and PMI forecasts Conclusion: Remain Confident That We Will Deliver Solid Financial Results in 2013 21 ● Solid business fundamentals ● Steadfast commitment to reward our shareholders ● Persistent difficult macro-economic conditions ● Third-quarter results in line with expectations ● Strong fourth quarter anticipated ● Our reported diluted EPS guidance for 2013 is $5.35 to $5.40 at prevailing exchange rates ● Our guidance represents a growth rate of approximately 10%, excluding currency and charges, compared to our 2012 adjusted diluted EPS of $5.22

Questions & Answers 2013 Third-Quarter Results

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency For the Quarters Ended March 31, (Unaudited) 23 2013 2012 % Change Reported Diluted EPS 1.28$ 1.25$ 2.4% Adjustments: Asset impairment and exit costs - - Tax item 0.01 - Adjuste iluted EPS 1.29$ 1.25$ 3.2% Less: Currency impact (0.07) Adjusted Diluted EPS, excluding Currency 1.36$ 1.25$ 8.8%

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency For the Quarters Ended June 30, (Unaudited) 24 2013 2012 % Change Reported Diluted EPS 1.30$ 1.36$ (4.4)% Adjustments: Asset impairment and exit costs - - Tax item - - Adjuste iluted EPS 1.30$ 1.36$ (4.4)% Less: Currency impact (0.07) Adjusted Diluted EPS, excluding Currency 1.37$ 1.36$ 0.7%

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency For the Quarters Ended September 30, (Unaudited) 25 2013 2012 % Change Reported Diluted EPS 1.44$ 1.32$ 9.1% Adjustments: Asset impairment and exit costs - 0.01 Tax item - 0.05 Adjus e iluted EPS 1.44$ 1.38$ 4.3% Less: Currency impact (0.09) Adjusted Diluted EPS, excluding Currency 1.53$ 1.38$ 10.9%

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Calculation of Adjusted Operating Companies Income Margins, excluding Currency
($ in millions)
(Unaudited)

For the Six Months Ended June 30, 2012

	Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Adjusted Operating Companies Income Margin excluding Currency
European Union	$ 2,147	$ -	$ 2,147	$ (155)	$ 2,302	$ 13,750	$ 9,412	$ 4,338	$ (249)	$ 4,587	50.2%
EEMA	1,758	-	1,758	(124)	1,882	9,131	5,145	3,986	(200)	4,186	45.0%
Asia	2,771	-	2,771	56	2,715	10,494	4,862	5,632	45	5,587	48.6%
Latin America & Canada	486	(16)	502	(42)	544	4,684	3,072	1,612	(90)	1,702	32.0%
PMI Total	$ 7,162	$ (16)	$ 7,178	$ (265)	$ 7,443	$ 38,059	$ 22,491	$ 15,568	$ (494)	$ 16,062	46.3%

For the Six Months Ended June 30, 2013

	Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Adjusted Operating Companies Income Margin excluding Currency
European Union	$ 2,020	$ -	$ 2,020	$ (10)	$ 2,030	$ 13,768	$ 9,592	$ 4,176	$ 2	$ 4,174	48.6%
EEMA	1,880	-	1,880	(31)	1,911	9,800	5,576	4,224	(39)	4,263	44.8%
Asia	2,470	(8)	2,478	(215)	2,693	10,632	5,150	5,482	(262)	5,744	46.9%
Latin America & Canada	509	-	509	(12)	521	4,810	3,191	1,619	(47)	1,666	31.3%
PMI Total	$ 6,879	$ (8)	$ 6,887	$ (268)	$ 7,155	$ 39,010	$ 23,509	$ 15,501	$ (346)	$ 15,847	45.2%

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PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Calculation of Adjusted Operating Companies Income Margins, excluding Currency
($ in millions)
(Unaudited)

For the Quarters Ended September 30, 2012

	Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Adjusted Operating Companies Income Margin excluding Currency
European Union	$ 1,085	$ -	$ 1,085	$ (151)	$ 1,236	$ 6,904	$ 4,779	$ 2,125	$ (334)	$ 2,459	50.3%
EEMA	1,047	-	1,047	(59)	1,106	5,125	2,918	2,207	(211)	2,418	45.7%
Asia	1,297	(24)	1,321	(9)	1,330	5,174	2,413	2,761	(104)	2,865	46.4%
Latin America & Canada	267	(10)	277	(17)	294	2,389	1,562	827	(82)	909	32.3%
PMI Total	**$ 3,696**	**$ (34)**	**$ 3,730**	**$ (236)**	**$ 3,966**	**$ 19,592**	**$ 11,672**	**$ 7,920**	**$ (731)**	**$ 8,651**	**45.8%**

For the Quarters Ended September 30, 2013

	Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Adjusted Operating Companies Income Margin excluding Currency
European Union	$ 1,207	$ -	$ 1,207	$ 63	$ 1,144	$ 7,487	$ 5,206	$ 2,281	$ 118	$ 2,163	52.9%
EEMA	1,088	-	1,088	(32)	1,120	5,546	3,261	2,285	(9)	2,294	48.8%
Asia	1,097	-	1,097	(178)	1,275	5,144	2,601	2,543	(196)	2,739	46.5%
Latin America & Canada	267	-	267	(13)	280	2,452	1,634	818	(33)	851	32.9%
PMI Total	**$ 3,659**	**$ -**	**$ 3,659**	**$ (160)**	**$ 3,819**	**$ 20,629**	**$ 12,702**	**$ 7,927**	**$ (120)**	**$ 8,047**	**47.5%**

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PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS For the Year Ended December 31, (Unaudited) 28 2012 Reported Diluted EPS 5.17$ Adjustments: Asset impairment and exit costs 0.03 Tax item 0.02 Adjust iluted EPS 5.22$

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Reported Net Revenues excluding Excise Taxes		
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$ 7,487	$ 5,206	$ 2,281	$ 118	$ 2,163	$ -	$ 2,163	European Union	$ 6,904	$ 4,779	$ 2,125	7.3%	1.8%	1.8%
5,546	3,261	2,285	(9)	2,294	-	2,294	EEMA	5,125	2,918	2,207	3.5%	3.9%	3.9%
5,144	2,601	2,543	(196)	2,739	-	2,739	Asia	5,174	2,413	2,761	(7.9)%	(0.8)%	(0.8)%
2,452	1,634	818	(33)	851	-	851	Latin America & Canada	2,389	1,562	827	(1.1)%	2.9%	2.9%
$ 20,629	$ 12,702	$ 7,927	$ (120)	$ 8,047	$ -	$ 8,047	PMI Total	$ 19,592	$ 11,672	$ 7,920	0.1%	1.6%	1.6%

2013						2012	% Change in Reported Operating Companies Income		
Reported Operating Companies Income	Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisitions	Reported Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$ 1,207	$ 63	$ 1,144	$ -	$ 1,144	European Union	$ 1,085	11.2%	5.4%	5.4%
1,088	(32)	1,120	-	1,120	EEMA	1,047	3.9%	7.0%	7.0%
1,097	(178)	1,275	-	1,275	Asia	1,297	(15.4)%	(1.7)%	(1.7)%
267	(13)	280	-	280	Latin America & Canada	267	0.0%	4.9%	4.9%
$ 3,659	$ (160)	$ 3,819	$ -	$ 3,819	PMI Total	$ 3,696	(1.0)%	3.3%	3.3%

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PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Adjusted Operating Companies Income		
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$ 1,207	$ -	$ 1,207	$ 63	$ 1,144	$ -	$ 1,144	European Union	$ 1,085	$ -	$ 1,085	11.2%	5.4%	5.4%
1,088	-	1,088	(32)	1,120	-	1,120	EEMA	1,047	-	1,047	3.9%	7.0%	7.0%
1,097	-	1,097	(178)	1,275	-	1,275	Asia	1,297	(24)	1,321	(17.0)%	(3.5)%	(3.5)%
267	-	267	(13)	280	-	280	Latin America & Canada	267	(10)	277	(3.6)%	1.1%	1.1%
$ 3,659	$ -	$ 3,659	$ (160)	$ 3,819	$ -	$ 3,819	PMI Total	$ 3,696	$ (34)	$ 3,730	(1.9)%	2.4%	2.4%

2013								2012			% Points Change	
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency[(a)]	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions[(a)]	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes[(a)]	Adjusted Operating Companies Income Margin	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$ 1,144	$ 2,163	52.9%	$ 1,144	$ 2,163	52.9%	European Union	$ 1,085	$ 2,125	51.1%	1.8	1.8
1,120	2,294	48.8%	1,120	2,294	48.8%	EEMA	1,047	2,207	47.4%	1.4	1.4
1,275	2,739	46.5%	1,275	2,739	46.5%	Asia	1,321	2,761	47.8%	(1.3)	(1.3)
280	851	32.9%	280	851	32.9%	Latin America & Canada	277	827	33.5%	(0.6)	(0.6)
$ 3,819	$ 8,047	47.5%	$ 3,819	$ 8,047	47.5%	PMI Total	$ 3,730	$ 7,920	47.1%	0.4	0.4

(a) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to previous slide

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PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Adjustments for the Impact of Currency and Acquisitions
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Reported Net Revenues excluding Excise Taxes		
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$ 21,255	$ 14,798	$ 6,457	$ 120	$ 6,337	$ -	$ 6,337	European Union	$ 20,654	$ 14,191	$ 6,463	(0.1)%	(1.9)%	(1.9)%
15,346	8,837	6,509	(48)	6,557	-	6,557	EEMA	14,256	8,063	6,193	5.1%	5.9%	5.9%
15,776	7,751	8,025	(458)	8,483	-	8,483	Asia	15,668	7,275	8,393	(4.4)%	1.1%	1.1%
7,262	4,825	2,437	(80)	2,517	-	2,517	Latin America & Canada	7,073	4,634	2,439	(0.1)%	3.2%	3.2%
$ 59,639	$ 36,211	$ 23,428	$ (466)	$ 23,894	$ -	$ 23,894	**PMI Total**	$ 57,651	$ 34,163	$ 23,488	(0.3)%	1.7%	1.7%

2013						2012	% Change in Reported Operating Companies Income		
Reported Operating Companies Income	Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisitions	Reported Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$ 3,227	$ 53	$ 3,174	$ -	$ 3,174	European Union	$ 3,232	(0.2)%	(1.8)%	(1.8)%
2,968	(63)	3,031	-	3,031	EEMA	2,805	5.8%	8.1%	8.1%
3,567	(393)	3,960	-	3,960	Asia	4,068	(12.3)%	(2.7)%	(2.7)%
776	(25)	801	-	801	Latin America & Canada	753	3.1%	6.4%	6.4%
$ 10,538	$ (428)	$ 10,966	$ -	$ 10,966	**PMI Total**	$ 10,858	(2.9)%	1.0%	1.0%

31

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

2013							
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions	
$ 3,227	$ -	$ 3,227	$ 53	$ 3,174	$ -	$ 3,174	European Union
2,968	-	2,968	(63)	3,031	-	3,031	EEMA
3,567	(8)	3,575	(393)	3,968	-	3,968	Asia
776	-	776	(25)	801	-	801	Latin America & Canada
$ 10,538	$ (8)	$ 10,546	$ (428)	$ 10,974	$ -	$ 10,974	**PMI Total**

	2012			% Change in Adjusted Operating Companies Income		
	Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
European Union	$ 3,232	$ -	$ 3,232	(0.2)%	(1.8)%	(1.8)%
EEMA	2,805	-	2,805	5.8%	8.1%	8.1%
Asia	4,068	(24)	4,092	(12.6)%	(3.0)%	(3.0)%
Latin America & Canada	753	(26)	779	(0.4)%	2.8%	2.8%
PMI Total	$ 10,858	$ (50)	$ 10,908	(3.3)%	0.6%	0.6%

2013							
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency[(a)]	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions[(a)]	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		
$ 3,174	$ 6,337	50.1%	$ 3,174	$ 6,337	50.1%	European Union
3,031	6,557	46.2%	3,031	6,557	46.2%	EEMA
3,968	8,483	46.8%	3,968	8,483	46.8%	Asia
801	2,517	31.8%	801	2,517	31.8%	Latin America & Canada
$ 10,974	$ 23,894	45.9%	$ 10,974	$ 23,894	45.9%	**PMI Total**

	2012			% Points Change	
	Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes[(a)]	Adjusted Operating Companies Income Margin	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
European Union	$ 3,232	$ 6,463	50.0%	0.1	0.1
EEMA	2,805	6,193	45.3%	0.9	0.9
Asia	4,092	8,393	48.8%	(2.0)	(2.0)
Latin America & Canada	779	2,439	31.9%	(0.1)	(0.1)
PMI Total	$ 10,908	$ 23,488	46.4%	(0.5)	(0.5)

(a) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to previous slide

32

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency For the Nine Months Ended September 30, (Unaudited) 33 2013 2012 % Change Reported Diluted EPS 4.02$ 3.92$ 2.6% Adjustments: Asset impairment and exit costs - 0.02 Tax item 0.01 0.05 Adjus e iluted EPS 4.03$ 3.99$ 1.0% Less: Currency impact (0.23) Adjusted Diluted EPS, excluding Currency 4.26$ 3.99$ 6.8%

34 PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency For the Nine Months Ended September 30, ($ in millions) (Unaudited) For the Quarters Ended For the Nine Months Ended September 30, September 30, 2013 2012 % Change 2013 2012 % Change Net cash provided by operating activities(a) 3,315$ 2,393$ 38.5% 7,815$ 7,771$ 0.6% Less: Capital expenditures 301 243 821 719 Free cash flow 3,014$ 2,150$ 40.2% 6,994$ 7,052$ (0.8)% Less: Currency impact (114) (135) Free cash flow, excluding currency 3,128$ 2,150$ 45.5% 7,129$ 7,052$ 1.1% For the Quarters Ended For the Nine Months Ended September 30, September 30, 2013 2012 % Change 2013 2012 % Change Net cash provided by operating activities(a) 3,315$ 2,393$ 38.5% 7,815$ 7,771$ 0.6% Less: Currency impact (116) (150) Net cash provided by operating activities, excluding currency 3,431$ 2,393$ 43.4% 7,965$ 7,771$ 2.5% (a) Operating Cash Flow

October 17, 2013 2013 Third-Quarter Results